UNITED STATES

SECRUITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.___)

Filed by Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

[   ] Definitive Proxy Statement

[X] Definitive Additional Materials

[   ] Soliciting Material Pursuant to Sec. 240.14a-12

LIBERTY ALL-STAR GROWTH FUND, INC.

(name of Registrant as Specified in its Charter)

ALPS FUND SERVICES, INC.

1290 Broadway, Suite 1100

Denver, CO  80203

______________________________________________________________________________

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange  Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Liberty All-Star®Growth Fund, Inc.

 Proxy Reminder

Shareholder Meeting August 28, 2014

Dear Shareholder:

You should have received proxy materials in the mail concerning the meeting which will be held on August 28, 2014.

According to our latest records, we have not received your proxy vote for this meeting. A majority of the shares of the fund must be present in person or by proxy in order to approve the proposals at the meeting. The meeting is fast approaching and efforts to obtain the required vote will continue until the requirement is met.

Please vote today to help avoid potential delays and additional expenses associated with the solicitation of shareholder votes via mail and telephone.

VOTING IS QUICK AND EASY!

•

You may vote via phone.

o

Dial the toll-free number 1-844-292-8014 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 10:00 a.m. to 6:00 p.m. Eastern Time.

OR

o

Dial the toll-free number listed on your ballot and follow the recorded instructions.

•

You may vote via Internet. Just follow the instructions printed on the enclosed proxy ballot.

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You may cast your vote by mail.  Complete the enclosed proxy ballot and return in the postage-paid envelope provided.

Sincerely,

Liberty All-Star® Growth Fund, Inc.